SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2010

PROVIDENT NEW YORK BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware	0-25233	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition

On October 26, 2010 Provident New York Bancorp (the “Company”) issued a press release regarding its earnings for the fourth fiscal quarter and fiscal year ending September 30, 2010. The press release is included as Exhibit 99 to this report.

 The press release includes information about the Company’s earnings, excluding securities gains and the fair value adjustment of interest rate caps.  The Company presents earnings excluding these factors so that investors can better understand the results of its core banking operations and to better align with the views of the investment community.

 The information included in Exhibit 99 is considered to be “furnished” and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.         Financial Statements and Exhibits

The Index of Exhibits immediately precedes the attached exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

DATE:	October 26, 2010	By:	/s/ Paul A. Maisch
Paul A. Maisch
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed as part of this report:

Exhibit No.	Description

99	Press Release of Provident New York Bancorp Dated October 26, 2010